Exhibit C


                             CSW International, Inc.
                           Consolidated Balance Sheet
                               December 31, 1999
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
     Electric distribution plant                                    $ 1,518,137
     General plant                                                      378,935
                                                                    -----------
           Total Electric Plant                                       1,897,072
     Less - Accumulated depreciation                                   (695,324)
                                                                    -----------
           Total Fixed Assets                                         1,201,748

Current Assets
     Cash and cash equivalents                                           97,407
     Short-term investments                                              16,951
     Accounts receivable                                                131,148
     Notes receivable                                                    53,337
     Advances to affiliates                                                  93
     Inventories                                                         12,619
     Other current assets                                                74,967
                                                                    -----------
           Total Current Assets                                         386,522

Other Assets
     Goodwill                                                         1,330,104
     Prepaid benefit costs                                               58,255
     Notes receivable                                                    30,865
     Equity investments and other                                       283,901
                                                                    -----------
           Total Other Assets                                         1,703,125

           Total Assets                                             $ 3,291,395
                                                                    ===========

CAPITALIZATION AND LIABILITIES
Capitalization
     Common stock                                                   $         1
     Paid-in capital                                                    829,000
     Retained earnings                                                  270,623
     Minority interests                                                   1,786
     Foreign currency translation and other                             (13,778)
                                                                    -----------
                                                                      1,087,632

     Long-term debt                                                   1,176,473

Current Liabilities
     Accounts payable                                                   210,280
     Advances from affiliates                                           180,199
     Accrued interest payable                                            28,431
     Loan notes                                                          23,851
     Accrued taxes payable                                               91,244
     Customer prepayments                                                26,362
     Other                                                               84,083
                                                                    -----------
                                                                        644,450
Deferred Credits
     Deferred tax liability                                             294,018
     Other                                                               88,822
                                                                    -----------
           Total Deferred Credits                                       382,840

                                                                    -----------
           Total Capitalization and Liabilities                     $ 3,291,395
                                                                    ===========